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                                                                    EXHIBIT 23.2

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTING FIRM

      We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 16, 2005 except for Notes 18 and 24, as to which the date is June 20, 2005, relating to the consolidated financial statements, financial statement schedules, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in The Goodyear Tire & Rubber Company's Current Report on Form 8-K dated June 20, 2005.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Cleveland, Ohio
November 15, 2005